UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2012

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2012, the Company entered into a consulting agreement with Frank T. Lennon (the “Consulting Agreement”).  Under the terms of the Consulting Agreement, Mr. Lennon will perform the reasonable advisory and consulting services requested by the Chief Executive Officer or Chief Financial Officer of the Company, primarily focusing on providing advice to the Company regarding human resources, employee benefits, risk management and other general issues, as wells as assisting with the transition of the new Chief Human Resources Officer and/or other new positions.

The term of the Consulting Agreement commences on September 1, 2012, the date of Mr. Lennon’s retirement, and continues until December 31, 2013; however, Mr. Lennon may terminate the Consulting Agreement upon 90 days written notice to the Company.  The Company will pay Mr. Lennon a monthly fee of $27,500.00.  Mr. Lennon will also receive, as an additional consulting fee, a pro-rated amount, for the period January 1, 2012 through August 31, 2012, of the amount that otherwise would have been awarded to him under the Company’s Key Employees Incentive Plan for 2012 had he continued to be employed by the Company in his same capacity, and at the same rate of pay, as in effect on August 24, 2012.  Under the terms of the Consulting Agreement, the Company will also provide (i) reimbursement for Medicare Supplement insurance policies for Mr. Lennon and his spouse, at a cost not to exceed $15,000, (ii) for the period September 1, 2012 through August 31, 2014, basic life insurance under a policy with a death benefit similar to the Company’s Basic Life Insurance Plan in effect as of August 31, 2012, with a benefit amount at least equal to that in effect as of August 31, 2012 under the Basic Life Insurance Policy, and (iii) for the period September 1, 2012 through August 31, 2014, salary continuation benefits under terms similar to those that would have been in effect had Mr. Lennon continued to be covered under the Company’s Executive Salary Continuation Plan, with a benefit amount equal to that in effect as of August 31, 2012 under the Executive Salary Continuation Plan.  In addition, the Company will reimburse Mr. Lennon for his reasonable expenses incurred in connection with the performance of his duties under the Consulting Agreement.   The Consulting Agreement also contains customary non-competition, non-solicitation, release of legal claims, confidentiality and work made for hire obligations.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the entire Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Consulting Agreement dated August 24, 2012, between The Brink’s Company and Frank T. Lennon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: August 24, 2012	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Consulting Agreement dated August 24, 2012, between The Brink’s Company and Frank T. Lennon.